Exhibit 99.2

Santa Lucia Bancorp
Announces
Cash Dividend

The Board of Directors of Santa Lucia Bancorp are pleased to announce a 20-cent per share cash divident to shareholders of record as September 30, 2006 to be paid on or about October 20, 2006.

This is the first cash dividend paid by Santa Lucia Bancorp, however Santa Lucia Bank, a wholly owned subsidiary, has paid cash dividends for the past 17 consecutive years.

The last cash dividend was paid to shareholders of record as of March 31, 2006.

7480 EI Camino Real             Atascadero     466-7087